EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-95168, 333-51547, 333-37814, 333-48706, 333-51136, 333-57752, 333-91430, 333-106100, 333-127770 and 333-153535) of PLC Systems Inc. and subsidiaries of our report dated March 29, 2011, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of PLC Systems Inc. and subsidiaries for the year ended December 31, 2010.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP

Boston, Massachusetts

March 29, 2011